                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES


     NAME OF SUBSIDIARY                               JURISDICTION
     ------------------                               ------------
Abacus Direct International, Inc.                       Delaware
Abacus Direct Europe B.V.*                              Netherlands

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* The Company holds a 50% ownership interest in this entity.